UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  March 20, 2018

Unico American Corporation

 (Exact name of registrant as specified in its charter)

Nevada	000-03978	95-2583928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road

Calabasas, California 91302

(Address of principal executive offices) (Zip Code)

(818) 591-9800

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. |_|

1 of 3

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2018, Mr. Donald B. Urfrig, a director and a member of Audit Committee of Unico American Corporation (the “Company”), and Mr. Terry L. Kinigstein, a director of the Company, informed the Company during a regularly scheduled Board of Directors meeting that, for personal reasons, they have decided to not stand for re-election as directors at the Company’s 2018 annual meeting of shareholders. Messrs. Donald B. Urfrig and Terry L. Kinigstein decision to not stand for re-election is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

2 of 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: March 27, 2018    By:   /s/ Michael Budnitsky

Name:   Michael Budnitsky

Title:     Chief Financial Officer, Treasurer, and Secretary

3 of 3